UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 10, 2013
(January 9, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Former Address

Public Service Company of New Mexico
Alvarado Square
Albuquerque, New Mexico 87158

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As has been previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., leases interests in Units 1 and 2 of the Palo Verde Nuclear Generating Station (“PVNGS”) under arrangements entered into in 1985 and 1986 that are accounted for as operating leases. There are currently eight separate lease agreements with eight different trusts whose beneficial owners are four different institutional investors. Four of those leases, which relate to interests in PVNGS Unit 1 (the “Unit 1 Leases”), expire on January 15, 2015, and four of those leases, which relate to interests in PVNGS Unit 2 (the “Unit 2 Leases”), expire on January 15, 2016.

Under the terms of each of the leases, PNM has an option to purchase the leased assets at fair market value at the end of the leases, but does not have a fixed price purchase option. In addition, PNM has options to renew the leases at fixed rates set forth in each of the leases for two years beyond the termination of the original lease terms. The option periods on certain leases may be further extended for up to an additional six years (the “Maximum Option Period”) if the appraised remaining useful lives and fair value of the leased assets are greater than parameters set forth in the leases. If PNM elects to extend the leases, it will have the option to purchase the leased assets at fair market value at the end of the extended lease terms.

Each lease provides that no later than three years prior to the expiration of the lease, PNM must give notice to the lessor if it wishes to “retain” the leased assets (but without specifying whether it would purchase the leased assets or extend the lease) or “return” the leased assets to the lessor. Furthermore, each lease provides that, if PNM gives notice to “retain” the leased assets, PNM must give notice as to which of the purchase or renewal options it will exercise no later than two years prior to the expiration of the lease. The elections PNM makes under each of the leases are independent of the elections made under the other leases.

On January 6, 2012, in accordance with the notice provisions, PNM notified each of the lessors of the Unit 1 Leases that it would “retain” the assets leased under that lease upon expiration of the basic lease term on January 15, 2015 and provide notice by January 15, 2013, of which of the options it would exercise, that is, whether on January 15, 2015 it will extend the lease or purchase the leased assets. On January 9, 2013, in accordance with the notice provisions, PNM notified each of the lessors of the Unit 1 Leases that it will extend each Unit 1 Lease for the Maximum Option Period.

On January 9, 2013, in accordance with the notice provisions, PNM notified each of the lessors of the Unit 2 Leases that PNM will “retain” the assets leased under that lease upon the expiration of the basic lease term on January 15, 2016. PNM will be required to specify by notice to each of the lessors by January 15, 2014, which of the alternatives it will select, that is, whether on January 15, 2016 it will extend each Unit 2 Lease or purchase the leased assets. One of the Unit 2 Leases is subject to the Maximum Option Period lease extension provision, while the other three Unit 2 Leases do not contain that provision.

The following table provides a summary of certain aspects of the Unit 1 Leases and Unit 2 Leases described above.

	Unit 1 Leases	Unit 2 Leases
Lease Expiration	January 15, 2015	January 15, 2016
Optional Renewal Lease Periods	Maximum Option Period extends up to 2023 (four leases)	2018 (three leases) Maximum Option Period extends up to 2024 (one lease)
Notice Dates First notice (indicates whether or not control of the generation will be retained) Second notice (indicates decision to extend lease or use fair market value purchase option)	Provided on January 6, 2012 Provided on January 9, 2013	Provided on January 9, 2013 By January 15, 2014

Gross Annual Lease Payment Amounts
               Total PVNGS Units 1 and 2
                              Approximately $56.7 million initial lease payments per year
                              Approximately $28.4 million renewal lease payments per year (50% of original payment amounts)

MW Leased v. Owned Owned (includes one Unit 2 Lease previously acquired by PNM) Leased Total	2.3% 30 MW 7.9% 104 MW 10.2% 134 MW	4.6% 60 MW 5.6% 74 MW 10.2% 134 MW

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: January 10, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

4